EXHIBIT 10.13


     MEMORANDUM OF AGREEMENT made effective the 30th day of September, 2003.

BETWEEN:

     SHANNON INTERNATIONAL RESOURCES INC., a corporation incorporated under the laws of the State of Nevada (hereinafter referred to as "SHIR")

                                     - and -

     SHIR INVESTMENTS LTD., a corporation incorporated under the laws of the Province of Alberta and having its head and principal office at Calgary, Alberta (hereinafter referred to as "SIL")



                               SUPPORT AGREEMENT
                               -----------------

     WHEREAS pursuant to the provisions of a Share Purchase Agreement dated the 30th day of September, 2003 among SHIR, SIL, Logical Sequence Incorporated ("Logical") and certain shareholders of Logical, and any amendments thereto (hereinafter referred to as the "Share Purchase Agreement") the parties agreed that SHIR and SIL would deliver this Support Agreement;

     WHEREAS the Articles of Amendment of SIL create an infinite number of Exchangeable Shares having the attributes as set out in the Articles of Amendment of SIL attached hereto as Schedule "A" (the "Exchangeable Shares"); and

     WHEREAS pursuant to the Share Purchase Agreement the parties agreed to exchange Five Million One Hundred Thousand (5,100,000) common shares of Logical (the "Purchased Shares") for Five Million One Hundred Thousand (5,100,000) Exchangeable Shares pursuant to the terms of the Share Purchase Agreement;

     WHEREAS the Exchangeable Shares shall be issued to certain shareholders of Logical in accordance with the terms of Section 3.2 of the Share Purchase Agreement; and

     WHEREAS the parties hereto wish to provide for and establish a procedure whereby SHIR will take certain actions and make certain payments and deliveries necessary to ensure that SIL will be able to make certain payments and to deliver or cause to be delivered shares of SHIR common shares in satisfaction of the obligations of SIL under the Exchangeable Share provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

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     NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. Definitions

     1.1 Interpretation

          (a) Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

          (b) Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

          (c) Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

          (d) Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2. Implementing the Transaction

     2.1 The parties agree that the Effective Date for all agreements shall be September 30th, 2003 and that the Exchangeable Shares shall be issued by SIL to the shareholders of Logical in accordance with the terms and conditions of the Share Purchase Agreement as more particularly set forth in Section 3.2 of the said Agreement.

     2.2 The parties agree that the purchase and sale of the Purchased Shares shall be carried out in the following manner:

          (a)  SIL shall create the Exchangeable Shares;

          (b) SHIR shall create a Special Voting Preferred Share (the "Voting Share") having the terms and conditions set out in Schedule "B"hereto and shall issue to and deposit with the Trustee such Voting Share, in consideration of the payment to SHIR of U.S. $1, to be held by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares, in accordance with the Voting and Exchange Trust Agreement, hereinafter defined;
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          (c)  SHIR shall subscribe for 100 common shares in the share capital of SIL at a subscription price of $1 per share.

          (d) The shareholders of Logical shall exchange the Purchased Shares for the Exchangeable Shares as set out in the Share Purchase Agreement;

          (e) SHIR, SIL and the Trustee will execute and deliver the Voting and Exchange Trust Agreement attached hereto as Schedule "C" (the "Voting and Exchange Trust Agreement"); and

          (f) SHIR shall reserve for issuance such number of shares of Common Stock as shall be necessary for the issuance on exchange of the Exchangeable Shares.

3. Covenants of SHIR and SIL

     3.1  Covenants of SHIR Regarding Exchangeable Shares.

          SHIR covenants and agrees that so long as any Exchangeable Shares are outstanding, it will:

          (a) not declare or pay any dividend on SHIR Common Stock unless (A) SIL will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

          (b) advise SIL sufficiently in advance of the declaration by SHIR of any dividend on SHIR Common Stock and take all such other actions as are necessary, in cooperation with SIL, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on SHIR Common Stock;
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          (c)  ensure that the record date for any dividend declared on SHIR
               Common Stock is not less than 10 calendar days after the declaration date for such dividend;

          (d) take all such actions and do all such things as are necessary or desirable to enable and permit SIL, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of SIL, including without limitation all such actions and all such things as are necessary or desirable to enable and permit SIL to cause to be delivered shares of SHIR Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

          (e) take all such actions and do all such things as are necessary or desirable to enable and permit SIL, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit SIL to cause to be delivered shares of SHIR Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

          (f) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of SIL nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of SIL.

     3.2 Reservation of Shares of SHIR Common Stock. SHIR hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of shares of SHIR Common Stock (or other shares or securities into which SHIR Common Stock may be reclassified or changed as contemplated by Section 2(e) hereof) (i) as is equal to the sum of (A) the number of Exchangeab1e Shares issued and outstanding from time to time and
          (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit SHIR to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Share Purchase Agreement with respect to which SHIR may now or hereafter be required to issue shares of SHIR Common Stock.

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     3.3  Notification of Certain Events. In order to assist SHIR to comply with its obligations hereunder, SIL covenants and agrees to give SHIR notice of each of the following events at the time set forth below:

          (a) in the event of any determination by the Board of Directors of SIL to institute voluntary liquidation, dissolution or winding-up proceedings with respect to SIL or to effect any other distribution of the assets of SIL among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

          (b) immediately, upon the earlier of (A) receipt by SIL of notice of, or (B) SIL otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of SIL or to effect any other distribution of the assets of SIL among its shareholders for the purpose of winding-up its affairs;

          (c) immediately, upon receipt by SIL of a Retraction Request (as defined in the Exchangeable Share Provisions); and,

          (d) as soon as practicable upon the issuance by SIL of any Exchangeable Shares or rights to acquire Exchangeable Shares.

     3.4 Delivery of Shares of SHIR Common Stock. In furtherance of its obligations hereunder, upon notice of any event which requires SHIR to cause to be delivered shares of SHIR Common Stock to any holder of Exchangeable Shares, SHIR shall and covenants and agrees to forthwith issue and deliver the requisite shares of SHIR Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as SHIR shall direct. All such shares of SHIR Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

     3.5 Equivalence. SHIR covenants and agrees that it will not without the prior approval of SIL and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

          (a) issue or distribute shares of SHIR Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of SHIR Common Stock) to the holders of all or substantially all of the then outstanding SHIR Common Stock by way of stock dividend or other distribution; or
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          (b)  issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of SHIR Common Stock entitling them to subscribe for or to purchase shares of SHIR Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of SHIR Common Stock); or

               unless

          (c) SHIR is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares; and

          (d) SHIR shall issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

     3.6 SHIR will not without the prior approval of SIL and the prior approval of the holders of the Exchangeable Shares given in accordance with
          Section 9.2 of the Exchangeable Share Provisions:

          (a) subdivide, divide or change the then outstanding shares of SHIR Common Stock into a greater number of shares of SHIR Common Stock; or

          (b) reduce, combine or consolidate or change the then outstanding shares of SHIR Common Stock into a lesser number of shares of SHIR Common Stock; or

          (c) reclassify or otherwise change the shares of SHIR Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of SHIR Common Stock;

               unless

          (d) SHIR is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares; and

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          (e)  the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

     3.7  SHIR will ensure that the record date for any event referred to in section 3.5 or 3.6 above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 calendar days after the date on which such event is declared or announced by SHIR (with simultaneous notice thereof to be given by SHIR to SIL).

     3.8 Tender Offers, etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to SHIR Common Stock (an "Offer") is proposed by SHIR or is proposed to SHIR or its shareholders and is recommended by the Board of Directors of SHIR, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of SHIR, SHIR shall take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of SHIR Common Stock, without discrimination, including, without limiting the generality of the foregoing, SHIR will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by SHIR or where SHIR is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against SHIR (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

     3.9 Ownership of Outstanding Shares. Without the prior approval of SIL and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, SHIR covenants and agrees in favor of SIL that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than SHIR or any of its Subsidiaries, SHIR will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of SIL and all outstanding securities of SIL carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

     3.10 SHIR Not to Vote Exchangeable Shares. SHIR covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by SHIR and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. SHIR further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of any corporate statute by which SHIR may be governed with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

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     3.11 Due Performance. On and after the Effective Date, SHIR shall duly and timely perform all of its obligations provided for under the Share Purchase Agreement, this agreement and all of the agreements to which it is a party in connection with the transactions contemplated under the Share Purchase Agreement including any obligations that may arise upon the exercise of SIL rights under the Exchangeable Share Provisions.

4. General

     4.1 Term. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire securities Exchangeable Shares) are held by any party other than SHIR and any of its Subsidiaries.

     4.2  Changes in Capital of SHIR and SIL. Notwithstanding the provisions of
          Section 4.4 hereof, at all times after the occurrence of any event effected pursuant to Section 3.5 or 3.8 hereof, as a result of which either SHIR Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which SHIR Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

     4.3 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     4.4 Amendments, Modifications, etc. This Agreement may not be amended or modified except by an agreement in writing executed by SHIR and SIL and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions.
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     4.5  Ministerial Amendments. Notwithstanding the provisions of section
          3(d), the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

          (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

          (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of SHIR and SIL, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

          (c) making such changes or corrections which, on the advice of counsel to SHIR and SIL, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of SHIR and SIL shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

     4.6 Meeting to Consider Amendments. SIL, at the request of SHIR, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of SIL, the Exchangeable Share Provisions and all applicable laws.

     4.7 Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

     4.8 Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

     4.9 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

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                  (i) if to SHIR at:

                           Shannon International Resources Inc.
                           2000 - 715  5 Avenue SW
                           Calgary Alberta   T2P 2X6

                           Attention: Blair Coady - President

                  (ii) if to SIL at:

                           Shannon Investments Ltd.
                           2000  - 715 5 Avenue SW
                           Calgary Alberta   T2P 2X6

                           Attention: Blair Coady - President

                  Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     4.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     4.11 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

     4.12 Attornment. SHIR agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints SHIR at its registered office in the Province of Alberta as SHIR's attorney for service of process.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above written.

                                 Shannon International Resources Inc.

                                 Per: /s/ Blair Coady
                                     ------------------------------

                                 Per:
                                     ------------------------------


                                 Shannon Investments Ltd.

                                 Per: /s/ Blair Coady
                                     ------------------------------

                                 Per:
                                     ------------------------------


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